As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AirXpanders, Inc.

 (Exact name of Registrant as specified in its charter)

Delaware	20-2555438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1047 Elwell Court

Palo Alto, CA 94303

(Address of principal executive offices) (Zip code)

AirXpanders, Inc. 2005 Equity Incentive Plan

AirXpanders, Inc. 2015 Equity Incentive Plan

_____________________________________

(Full title of the plan)

Scott Dodson

President and Chief Executive Officer

AirXpanders, Inc.

1047 Elwell Court

Palo Alto, CA 94303

(650) 390-3000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	8,189,169 shares	$1.18 - $1.69	$10,601,491.84	$1,228.72

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.001 (the “Common Stock”) that become issuable under the AirXpanders, Inc. 2005 Equity Incentive Plan (“2005 Plan”) and the AirXpanders, Inc. 2015 Equity Incentive Plan (“2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $1.18 with respect to outstanding options, which is the combined weighted-average exercise price for outstanding options granted under the 2005 Plan and the 2015 Plan, and (b) $1.69, with respect to shares reserved for future grant, which the average of the high and low sale prices per share of the Common Stock (traded as three CHESS Depositary Interests (“CDIs”)) on the Australian Securities Exchange (the “ASX”) as of a date (August 3, 2017) within 5 business days prior to filing this Registration Statement. The price of the Common Stock is calculated as the average of the high and low sale prices of the CDIs as reported on the ASX multiplied by 3 (to account for the 1:3 ratio of Common Stock to CDIs) and then multiplied by the exchange rate reported by the Reserve Bank of Australia for that day. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2005 Plan	3,371,334	$0.30	$1,011,400.20
Shares issuable upon the exercise of outstanding options granted under the 2015 Plan	2,955,001	$2.18	$6,441,902.18
Shares reserved for future grant under the 2015 Plan	1,862,834	$1.69	$3,148,189.46
Proposed Maximum Aggregate Offering Price			$10,601,491.84
Registration Fee			$1,228.72

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by AirXpanders, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)     The Registrant’s Form 10 filed on May 1, 2017 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-55781).

(b)      The description of the Registrant’s Common Stock contained in the Registrant’s Form 10, including any amendment or report filed for the purpose of updating such description.

(c)     All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted under Delaware General Corporation Law, the Registrant indemnifies its officers and directors for certain events or occurrences that happen by reason of their relationships with, or position held at the Registrant. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by Delaware General Corporation Law.

The Registrant has obtained and maintains director and officer liability insurance to indemnify its directors and officers against various liabilities its directors and officers may incur in his or her capacity as such. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that it will indemnify and advance expenses to any of its directors and officers who, by reason of the fact that he or she is one of the Registrant’s officers or directors, is involved in a legal proceeding of any nature. The Registrant will repay certain expenses incurred by a director or officer in connection with any civil, criminal, administrative or investigative action or proceeding, including actions by the Registrant in the Registrant’s name. Such indemnifiable expenses include, to the maximum extent permitted by law, advancement expenses, attorney’s fees, judgments, fines, settlement amounts and other expenses reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant has entered into indemnification agreements with its officers and directors to the extent permitted by law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Registrant has been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.     EXHIBITS

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10	000-55781	3.1	5/1/2017
4.2	Amended and Restated Bylaws of the Registrant	10	000-55781	3.2	5/1/2017
5.1	Opinion of Cooley LLP					X
23.1	Consent of Cooley LLP (see Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (see Signature Page)					X
99.1	2005 Equity Incentive Plan, as amended	10	000-55781	10.1	5/1/2017
99.2	Form of 2005 Equity Incentive Plan Stock Option Agreement	10	000-55781	10.2	5/1/2017
99.3	2015 Equity Incentive Plan and Australian Sub-Plan	10	000-55781	10.3	5/1/2017
99.4	Form of 2015 Equity Incentive Plan Stock Option Agreement	10	000-55781	10.4	5/1/2017

ITEM 9.     UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)     That, for the purpose of determining any liability under the Securities Act to any purchaser, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)     That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on this 10th day of August, 2017.

AIRXPANDERS, INC.

By:	/s/ Scott Murcray
Scott Murcray
Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dodson and Scott Murcray, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Dodson
Scott Dodson	President, Chief Executive Officer and Executive Director (Principal Executive Officer)	August 10, 2017
/s/ Scott Murcray
Scott Murcray	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	August 10, 2017
/s/ Barry Cheskin
Barry Cheskin	Co-Founder and non-executive Chairman of the Board	August 10, 2017
/s/ Dennis Condon
Dennis Condon	Director	August 10, 2017
/s/ Gregory Lichtwardt
Gregory Lichtwardt	Director	August 10, 2017
/s/ Zita Peach
Zita Peach	Director	August 10, 2017
/s/ Elizabeth Hammack
Elizabeth Hammack	Director	August 10, 2017

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10	000-55781	3.1	5/1/2017
4.2	Amended and Restated Bylaws of the Registrant	10	000-55781	3.2	5/1/2017
5.1	Opinion of Cooley LLP					X
23.1	Consent of Cooley LLP (see Exhibit 5.1).					X
23.2	Consent of an independent registered public accounting firm					X
24.1	Power of Attorney (see Signature Page)					X
99.1	2005 Equity Incentive Plan, as amended	10	000-55781	10.1	5/1/2017
99.2	Form of 2005 Equity Incentive Plan Stock Option Agreement	10	000-55781	10.2	5/1/2017
99.3	2015 Equity Incentive Plan and Australian Sub-Plan	10	000-55781	10.3	5/1/2017
99.4	Form of 2015 Equity Incentive Plan Stock Option Agreement	10	000-55781	10.4	5/1/2017